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                                                                EXHIBIT NO. 10.6


                            MCK COMMUNICATIONS, INC.
                              INCENTIVE BONUS PLAN


     1. PURPOSE. The purpose of this MCK Communications, Inc. Incentive Bonus Plan (this "PLAN") is to enhance shareholder value by providing key members of management of MCK Communications, Inc., a Delaware corporation (the "COMPANY"), with greater incentive to remain in the employ of the Company through the effective date of a Change in Control (as defined in Section 3 below) and, if requested by any successor to the Company, to remain in the employ of such successor for a period of six (6) months following such effective date.

     2. ELIGIBILITY. An employee of the Company shall be eligible to participate in this Plan only upon his or her designation by the Administrator (as defined in Section 3 below) as a participant in this Plan (each a "PARTICIPANT") pursuant to a written resolution adopted by the Administrator and delivered to such employee.

     3.  DEFINITIONS.

         (a) "ACCELERATED OPTION SHARES" means all shares of Common Stock subject to stock options held by a Participant, the vesting of which is accelerated (such that the stock options become exercisable to purchase such shares of Common Stock for the first time) in connection with a Change in Control.

         (b) "ACCELERATED RESTRICTED SHARES" means all shares of Common Stock subject to stock restriction agreements or other similar arrangements held by a Participant, the vesting of which is accelerated (such that any repurchase rights in favor of the Company with respect any restricted or unvested shares lapse for the first time) in connection with a Change in Control.

        (c) "ADMINISTRATOR" means the Compensation Committee of the Board.

        (d) "BOARD" means the Board of Directors of the Company or its successor entity.


        (e) "BASE VALUATION OF THE COMPANY" means (i) in the case of a Change in Control other than the sale of all or substantially all of the assets of the Company, the aggregate value of the consideration to be paid or issued by the third party acquiror in connection with such Change in Control in exchange for, or in respect of, all of the outstanding shares of Common Stock and Common Stock equivalents of the Company (including any consideration paid or issued after the effective date pursuant to any escrow, earn out or other similar arrangement), and (ii) in the case of the sale of all or substantially all of the assets of the Company, the aggregate value of the consideration available for distribution to the holders of Common Stock and Common Stock equivalents of the Company on the effective date of such Change in Control on account of such holders' ownership of such Common Stock and Common Stock equivalents (including amounts so distributed after the effective date pursuant to any escrow, earn-out or

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other similar arrangement). The determination of the Base Valuation of the
Company shall be made by the Administrator, in its sole and absolute discretion.

        (f) "CAUSE" means: (i) any material breach by a Participant of any agreement to which such Participant and the Company are parties, including, but not limited to, any agreement containing covenants not to compete and covenants relating to the protection of confidential information and proprietary rights of the Company, which breach is not cured pursuant to the terms of such agreement,
(ii) any act or omission to act by a Participant which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company, (iii) a Participant's conviction (including any pleas of guilty or nolo contendre) of any crime (other than ordinary traffic violations) which impairs such Participant's ability to perform his or her duties to the Company, (iv) any material misconduct or willful and deliberate non-performance of duties by the Participant in connection with the business or affairs of the Company, (v) a Participant's theft, dishonesty, misrepresentation or falsification of the Company's documents or records, (vi) a Participant's improper use or disclosure of the Company's confidential or proprietary information, or (vii) a Participant's use of the facilities or premises of the Company to conduct unlawful or unauthorized activities or transactions. For purposes of this Section 3(f), the term "Company" shall include any affiliate or successor of the Company. Notwithstanding anything contained in this Section 3(f) to the contrary, in the event that the term "cause" (or any other term of similar import) is defined in any agreement between the Company and a Participant (including any employment, stock option or stock restriction agreement), the term "Cause" shall have the same meaning as specified in this Plan for all purposes under this Plan with respect to such Participant regardless of any other such definitions.

        (g) "CHANGE IN CONTROL" means the consummation of a: (i) a merger, reorganization or consolidation of the Company with or into another person or entity (other than a holding company or subsidiary of the Company), or any other transaction or series of related transactions, as a result of which the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction or series of related transactions, or
(ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity; provided, however, that the commencement of bankruptcy proceedings by or against the Company shall not constitute a "Change in Control" for purposes of this Plan.

        (h) "COMMON STOCK" means the common stock of the Company, par value $.001 per share.

        (i) "COMMON STOCK SPREAD" means (i) with respect to any Accelerated Option Shares, an amount equal to the value of the consideration to be received in exchange for, or in respect of, one (1) share of Common Stock in connection with a Change in Control MINUS the exercise price per share of such Accelerated Option Shares, and (ii) with respect to any Accelerated Restricted Shares, an amount equal to the value of the consideration to be received in exchange for, or in respect of, one (1) share of Common Stock in connection with a Change in Control MINUS the purchase price per share of such Accelerated Restricted Shares. Notwithstanding the foregoing, the Common Stock Spread shall be deemed to be zero (0) where the consideration to be received in exchange for one (1) share of Common Stock in connection

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with a Change in Control is less than the applicable exercise or purchase price per share of such Accelerated Option Shares or Accelerated Restricted Shares.

        (j) "INCENTIVE POOL" means the lesser of: (i) five percent (5%) of the Base Valuation of the Company, or (ii) five million dollars ($5,000,000).

        (k) "OTHER CHANGE IN CONTROL PAYMENTS" means, with respect to each Participant, an amount equal to:

                  x + y + z where:

                  (x) is an aggregate amount equal to the Common Stock Spread for each award of Accelerated Option Shares held by such Participant MULTIPLIED BY the total number of such Accelerated Option Shares;

                  (y) is an amount equal to the Common Stock Spread for each award of Accelerated Restricted Stock held by such Participant MULTIPLIED BY the total number of such Accelerated Restricted Stock; and

                  (z) is the aggregate value of all other payments and/or benefits that are or will be paid to such Participant in connection with or as a result of the Change in Control.



        (l) "PARTICIPATING PERCENTAGE" means with respect to each Participant, the percentage interest in the Incentive Pool allocated to such Participant in a written resolution adopted by the Administrator and delivered to such Participant.

     4. EFFECTIVE DATE. This Plan is effective on March 26, 2002 (the "EFFECTIVE DATE"), the date on which the Board approved this Plan.

     5. INCENTIVE BONUSES. Subject to the terms and conditions of this Plan, each Participant who meets the eligibility conditions described in Section 6(a) below shall become entitled to receive an incentive bonus under this Plan (each an "INCENTIVE BONUS") in an amount equal to the difference of (a) such Participant's Participating Percentage, MULTIPLIED BY the aggregate amount of the Incentive Pool, MINUS (b) the aggregate amount of such Participant's other Change in Control Payments; PROVIDED, HOWEVER, that in no event shall any Participant be entitled to receive more than one million dollars ($1,000,000) under this Plan.

     6. PAYMENT OF INCENTIVE BONUSES.

        (a)  ELIGIBILITY; TIMING OF PAYMENT.

                 (i) Each Participant who remains in the employ of the Company or its successor through the date which is six (6) months following the effective date of the Change in Control shall become eligible to receive such Participant's Incentive Bonus as of such date; provided, however, that any Participant who is terminated by the Company or its successor

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without Cause on or within six (6) months after the effective date of the Change of Control (or who voluntarily terminates their employment as a result of (x) their annual base salary, target bonus and/or benefits being materially reduced within six months after the effective date of the Change of Control from such Participant's annual base salary, target bonus and/or benefits as in effect immediately prior to the Change in Control or (y) their principal place of employment being relocated within six (6) months after the effective date of the Change of Control to a location more than fifty (50) miles from the location of his or her principal place of employment immediately prior to the effective date of the Change in Control) shall become eligible to receive such Participant's Incentive Bonus as of the effective date of such termination.

                 (ii) Each Participant whose employment with the Company or its successor is terminated for Cause after the effective date of a Change in Control and prior to the date which is six months following the Change in Control or who voluntarily resigns for any reason after the effective date of a Change in Control and prior to the date which is six months following the Change in Control shall upon such termination or resignation forfeit all right to any portion of such Participant's Incentive Bonus as of the date of such termination or resignation.

                 (iii) The Company or its successor shall pay each Participant his or her Incentive Bonus within ten (10) business days after the date on which such Participant satisfies the eligibility requirements described in this
Section 6(a) with respect such Incentive Bonus; provided, however, any portion of the Incentive Bonus for which such Participant is eligible that is payable in respect of Change in Control consideration payable after the effective date of the Change in Control pursuant to any escrow, earn-out or other similar arrangement shall be paid at the time the corresponding escrow, earn-out or other similar payment is made to the holders of capital stock of the Company.

        (b) FORM OF PAYMENT. Payment of each Incentive Bonus shall be made via a cash payment, regardless of the form of consideration that is paid in connection with the Change in Control.

        (c) RELEASE. Notwithstanding the foregoing, the payment of any Participant's Incentive Bonus shall be conditioned upon such Participant executing a valid release, to be prepared by the Company, in which the Participant shall release the Company and its respective officers, directors, agents, employees, shareholders, owners, subsidiaries, affiliates, successors and assigns (the "RELEASED PARTIES") from any claims that such Participant may have against the Released Parties to the maximum extent permitted by law.

        (d) CERTIFICATION. The Administrator shall, in its sole and absolute discretion, certify the date on which a Change in Control occurs and the amount of each Incentive Bonus to be paid to each Participant pursuant to this Plan.

     7. TERMINATION OF EMPLOYMENT PRIOR TO CHANGE IN CONTROL. Notwithstanding anything contained in this Plan to the contrary, in the event that a Participant's employment or service terminates prior to a Change in Control, such Participant's participation in this Plan shall terminate immediately and the Company shall not be obligated to make any payments to such Participant pursuant to this Plan. Following any such termination, the

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Administrator may, in its sole and absolute discretion, reallocate the terminated Participant's interest in the Incentive Pool, may reserve such interest for future allocation to other Participants or may retire such interest.

     8. EXCISE TAX GROSS-UP PAYMENT. If it shall be determined that any payment to a Participant pursuant to this Plan or any other payment or benefit made in connection with a Change in Control by the Company, any affiliate of the Company or any stockholder of the Company, would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay to such Participant, in addition to, and at the same time as, the payment of the Participant's Incentive Bonus, an amount equal to the aggregate amount of such excise tax required to be paid by the Participant with respect to all such payments and benefits; provided, however, that in all events any payment under this Section shall be capped at a maximum amount equal to twenty percent (20%) of the Participant's Incentive Bonus. The foregoing shall be conditioned on the Participant cooperating with the Company in such manner as may be reasonable requested (other than reducing amounts payable hereunder) so as to minimize the amount of such excise tax. Unless the Participant and the Company otherwise agree in writing, any determination required under this
Section 8 shall be made in writing by an independent public accounting firm agreed to by the Participant and the Company, whose determination shall be final and binding upon the Participant and the Company for all purposes. The Company shall bear all costs reasonably incurred in connection with any calculations contemplated by this Section 8, including, but not limited to, accountants and attorneys fees.

     9. WITHHOLDING. The Company shall deduct from any payments made pursuant to this Plan an amount equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such payments.

     10. NON-ASSIGNABILITY. No Participant shall have the power or right to transfer, assign, anticipate, mortgage or otherwise encumber his or her interest under this Plan; nor shall such interest be subject to seizure for the payment of a Participant's debts, judgments, alimony or separate maintenance or be transferable by operation of law in the event of a Participant's bankruptcy, insolvency, divorce or separation. This Plan shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and, upon a Change in Control, the Company shall require its successor(s) or assign(s) to expressly assume and agree to perform its obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform it as if no such succession or assignment had taken place.

     11. TERMINATION AND AMENDMENT OF THE PLAN. The Administrator may amend or terminate this Plan at any time; PROVIDED THAT, upon and after the effectiveness of a Change in Control, no termination or amendment of this Plan shall, without the consent of a Participant, impair the rights of such Participant, unless such termination or amendment of this Plan is made in compliance with a law or regulation applicable to this Plan or is required to avoid any penalties or excise taxes relating to such laws or regulations. Unless terminated earlier by the Administrator, this Plan shall terminate on the earlier to occur of: (i) the final payment of the Incentive Bonus to each person who is a Participant upon the effectiveness of a Change in Control, or (ii) the third (3rd) annual anniversary of the Effective Date, in either of which event,

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neither the Company nor its successors, assigns or affiliates shall thereafter have any liability or other obligation to the Participants.

     12. ADMINISTRATION. The Administrator shall have the power from time to time: (i) to construe and interpret this Plan and to establish, amend and revoke rules and regulations for the administration of this Plan (including, but not limited to, correcting any defect, supplying any omission, or reconciling any inconsistency in this Plan) in the manner and to the extent it shall deem necessary or advisable to make this Plan fully effective; (ii) to exercise its discretion with respect to the powers and rights granted to it as set forth in this Plan; and (iii) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to this Plan. All decisions and interpretations of the Administrator relating to this Plan shall be binding on all persons, including the Company, the Company's stockholders and all Participants. The Administrator, and all agents of the Administrator, shall not be personally liable for any action, omission, determination or interpretation made in good faith with respect to this Plan, and the Administrator, and all agents of the Administrator, shall be fully indemnified by the Company with respect to any claim, loss, damage, or expense arising from such action, omission, determination or interpretation to the full extent permitted by law.

     13. LIMITATION OF LIABILITY. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company (or any person connected therewith) and any Participant, employee or other person. In no event shall the Company (or any person connected therewith) be liable to any person for the failure of any Participant to be entitled to any particular tax consequences with respect to this Plan or distribution therefrom.

     14. EMPLOYMENT RIGHTS. The adoption of this Plan does not confer upon any Participant any right to continued employment or service with the Company or interfere in any way with the right of the Company to terminate the Participant's employment or service at any time.

     15. EFFECT ON OTHER BENEFITS. Any payments made pursuant to this Plan shall not be counted as compensation for purposes of any other employee benefit plan, program or agreement sponsored, maintained or contributed to by the Company unless expressly provided for in such employee benefit plan, program or agreement.

     16. UNFUNDED, UNSECURED OBLIGATION. This Plan shall at all times be entirely unfunded and no provisions shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. Additionally, nothing contained herein shall be construed as giving a Participant, his or her beneficiary or any other person, any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under this Plan, a Participant, his or her beneficiary and any other person having a claim for payment shall be unsecured creditors.

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     17. NON-EXCLUSIVE. Adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable.

     18. SEVERABILITY. If any provision of this Plan shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

     19. HEADINGS. The headings used herein are intended only for convenience in finding the subject matter and do not constitute part of the text of this Plan and shall not be considered in the interpretation of this Plan.

     20. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.


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